Exclusive Sublicense and Capital Infusion Expected to Transform Victory from an Exploration and Production Company into a Leading Company in the Oilfield Services Business

AUSTIN, TX-- August 22, 2017- Victory Energy Corporation (OTCQB: VYEY) ("Victory" or the “Company”), a growth stage, oil and gas exploration and production company, announced today that it is transitioning its business into a technology focused oilfield services company, and entered into a transaction and investment agreement (the “Transaction Agreement”), sublicense agreement and other related agreements with Armacor Victory Ventures, LLC (“AVV”), an affiliate of Armacor Holdings, LLC and Liquidmetal Coatings. As part of the transaction, AVV has granted to Victory a worldwide, perpetual, royalty free, fully paid up and exclusive sublicense (the “License”) to all of AVV’s owned and licensed intellectual property for use in the oilfield services industry, except for a tubular solutions company headquartered in France. The Liquidmetal Coatings - Armacor product line has been widely tested and down-hole validated by several large U.S. based oil and gas companies, who are currently using the product. Victory will hold a special meeting of its shareholders as soon as possible to obtain their approval of all necessary provisions of the Transaction Agreement (the “Shareholder Approval”) and other Company matters. Upon Shareholder Approval, AVV is expected to contribute $5 million (the “Cash Contribution”) to Victory for the development and execution of the sales and distribution business growth plan. Interim financing for the time period leading up to the shareholders meeting has also been arranged.

Kenny Hill, Victory’s Chief Executive Officer commented, “Over the last 18 months, we have reviewed a variety of upstream, midstream and oil services opportunities in our search for a transformational transaction that could establish a favorable growth opportunity for Victory. We believe this alliance with Liquidmetal Coatings’ affiliate, Armacor Victory Ventures, is by far the best growth path forward for our company and its shareholders. The alliance will provide Victory with a combination of patent protected products, a rapidly developing commercial marketplace and exclusive distribution rights, that we believe create an ideal opportunity to scale product sales distribution and related services quickly into the major oil and gas basins of North America (i.e., Permian Basin, Oklahoma STACK/SCOOP, Eagle Ford, etc.). To rapidly expand our distribution channels and quickly grow the company, we intend to begin acquiring already identified U.S. oilfield service companies that are recognized for their quality service in the basins they serve and with which the Liquidmetal Coatings products will align. We believe the Armacor patented brand of mid-pipe coating and RFID enclosure products will provide the perfect entry-point foundation to grow our company and allow us to play a major role in addressing the industry’s need to operate more effectively in a low commodity price environment. Additional Liquidmetal Coatings products will be brought into market as they are approved by the upstream oil and gas companies who are already performing field testing. I would like to thank the Visionary Private Equity Group for the introduction to Armacor and for their significant financial support during this time.”

Transaction Highlights
Victory will hold a special meeting of its shareholders as soon as possible to obtain the approval of among other things, amendments to Victory’s Articles of Incorporation to effect a reverse split of Victory’s common stock and an increase in the number of authorized shares of Victory’s common stock, such that there will be sufficient common stock authorized to allow for the conversion of the outstanding Series B Preferred Stock and other series of preferred stock that will be outstanding on the date of the shareholders meeting.

•	Concurrent with signing of the Transaction Agreement:

•	AVV granted Victory the License, which has been independently valued at approximately $20 million;

•	Victory entered into interim funding agreements to support the company operations while awaiting shareholder approval;

•	Victory entered into agreements with its creditors regarding the orderly repayment of its remaining liabilities;

•	David McCall and Patrick Barry resigned from the Board of Directors, and the Board will be expanded to six members;

•	The reconfigured Board of Directors will include Kenny Hill, Ronald Zamber, Robert Grenley, Rick Salas, Kevin DeLeon and Julio C. Herrera;

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Victory and Navitus Energy Group (“Navitus”) entered into a divestiture agreement pursuant to which, upon obtaining Shareholder Approval, Victory will divest its 50% ownership interest in Aurora Energy Partners (“Aurora”) through the sale of such interest to Navitus;

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Each of the AVV insiders and Victory insiders entered into a lock-up and resale restriction agreement imposing transfer restrictions on the VYEY stock received in connection with the transactions contemplated by the Transaction Agreement and related agreements; and

•	Victory and Kenneth Hill, the Chief Executive Officer of Victory, entered into an amended and restated employment agreement.

•	Upon obtaining Shareholder Approval:

•	AVV will fund the remaining $5 million in cash to Victory (less amounts contributed during the period prior to the Shareholders Meeting);

•	The Board of Directors of Victory will be expanded to seven members and AVV will appoint the additional member, giving AVV control of Victory;

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The Series B Preferred Stock received by AVV will convert into common stock constituting 90% of the issued and outstanding common stock of Victory on a fully-diluted basis, after giving effect to the issuances of all securities of Victory contemplated by Transaction Agreement and related agreements; and

•	Victory will transfer its interest in Aurora to Navitus and no longer engage in the upstream oil and gas exploration and production business.

About Victory Energy
Victory Energy Corporation (VYEY), is an Austin, Texas based publicly held oil and gas exploration and production company that is in the process of transitioning to an oilfield services business. The Company has been focused on the acquisition and development of unconventional resource play opportunities in the Permian Basin, the Eagle Ford shale of South Texas and other strategically important areas that offer predictable economic outcomes and long-lived reserve characteristics. The Company holds a 50% partnership interest in Aurora Energy Partners, a Texas partnership, which it controls. Upon obtaining Shareholder Approval, this 50% interest and the corresponding producing assets will be conveyed (divested) to Navitus, Aurora’s other 50% interest holder. Following the shareholder meeting and related divestiture, Victory will remain a public company, which will focus exclusively on Technology-Driven, Friction Reducing Oilfield Products and Services. For more information about the Company today, please visit www.vyey.com.

About Armacor Victory Ventures, LLC
Armacor Victory Ventures, LLC is an affiliate of Liquidmetal Coatings and the grantor of the global exclusive license to Victory Energy for products and services in oilfield services. Liquidmetal Coatings Armacor® branded materials harness a revolutionary material technology based on amorphous metal technology discovered in conjunction with NASA. Considered one of their top discoveries, it has the potential to fundamentally change the paradigm in material science and the industries for which Liquidmetal Coatings makes products. They harness this technology to produce the world’s leading wear and corrosion solutions. The unique amorphous metal technology protects drill pipe, casings, and other critical assets to a degree that competitors have historically proven unable to match. This allows oil and gas producers, drillers and even applicators to maximize their asset management and field efficiencies.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will," "potential," "believe," "estimated," "intend," "expect," "may," "should," "anticipate," "could," "plan," "project," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding our ability to obtain Shareholder Approval and obtain the balance of the $5 million investment from AVV, our ability to complete the divestiture of Aurora. our ability to become a major player in the oilfield services business, our ability to successfully utilize the technology licensed under the License to generate revenues and profits. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, our ability to successfully compete in the oilfield services business, our ability to acquire other companies in the oilfield services industry and integrate them with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays, the price of oil, results of marketing and sales efforts, general economic conditions and the ability to manage and continue growth, and other factors described in the Company's most recent Annual Report on Form 10-K and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website at www.vyey.com. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor and Media Contact:
Al Petrie Advisors
Clay Jeansonne
713-824-6368
clay@alpetrie.com

Victory Energy Corporation:
Kenneth Hill - Chief Executive Officer
Phone: 512-347-7300
Kenny@vyey.com

Armacor Victory Ventures Investor and Media Contact:
Rachel Cui
Phone: 281-359-1283
Rachel.cui@liquidmetal-coatings.com

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